UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 27, 2006

0-17793
(Commission File Number)

______________________________

WILDER RICHMAN HISTORIC PROPERTIES II, L.P.
(Exact name of registrant as specified in its charter)

                Delaware                          13-3481443
                (State of Incorporation)                           (IRS Employer
                   Identification Number)

340 Pemberwick Road, Greenwich, Connecticut 06831
(Address of registrant’s principal executive office)

(203) 869-0900
(Registrant’s telephone number)

______________________________

Item 1.01       Entry into a Material Definitive Agreement.

As previously disclosed in a June 23, 2006 Form 8-K, Dixon Mill Associates I (Phase One), Limited Partnership, Dixon Mill Associates II (Phase Two), Limited Partnership, and Dixon Mill Associates III (Phase Three), Limited Partnership (the “Operating Partnerships”) entered into an Agreement of Purchase and Sale for the sale of 433-unit residential apartment complex located in Jersey City, New Jersey (the “Property”). On or about October 27, 2006, the Operating Partnerships entered into a Reinstatement of and Fifth Amendment to Agreement of Purchase and Sale. Pursuant to this amendment, the parties have agreed, among other things, to extend the closing of the sale of the Property to November 14, 2006, with no further extension of the closing date.

A copy of the Reinstatement of and Fifth Amendment to Agreement of Purchase and Sale is filed as Exhibit 10.1 to this Form 8-K.

Item 8.01      Other Events.

On November 7, 2006, the registrant mailed a letter to its limited partners. A copy of the letter is filed with this report as Exhibit 20.

Item 9.01.      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.    Description

10.1        Reinstatement of and Fifth Amendment to Agreement of Purchase and Sale dated as of October 27, 2006.

20	Letter to the Limited Partners of Wilder Richman Historic Properties II, L.P. dated November 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            WILDER RICHMAN HISTORIC PROPERTIES II, L.P.
By:	Wilder Richman Historic Corporation, its General Partner

            By:  /s/ Neal Ludeke
                Name: Neal Ludeke
            Title:   Chief Financial Officer

Date: November 8, 2006